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                                                                     Exhibit 11

                              THE PIONEER GROUP, INC.
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                                    COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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 COMPUTATION FOR CONSOLIDATED
 STATEMENT OF INCOME                              THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
 -------------------                              ---------------------------     -------------------------

                                                     1996           1995             1996           1995
                                                     ----           ----             ----           ----


 NET INCOME (1)                                   $    3,520     $    7,329       $    8,634     $   13,126
                                                  ==========     ==========       ==========     ==========



 SHARES
     Weighted average number of
     common shares outstanding (2)                24,944,000     24,805,000       24,934,000     24,798,000


     Dilutive effect of stock options and
     restricted stock proceeds as common
     stock equivalents computed under the
     treasury stock method using the
     average price during the period (2)             514,000        505,000          524,000        462,000
                                                  ----------     ----------       ----------     ----------

 WEIGHTED AVERAGE NUMBER OF SHARES
     outstanding as adjusted (1) (2)              25,458,000     25,310,000       25,458,000     25,260,000
                                                  ==========     ==========       ==========     ==========



 EARNINGS PER SHARE (1) (2)                       $     0.14     $     0.29       $     0.34     $     0.52
                                                  ==========     ==========       ==========     ==========


- ----------

 (1) These amounts agree with the related amounts in the Consolidated Statement of Income.
 (2) Adjusted for December 1, 1994, 2-for-1 stock split effected in the form of a 100% stock dividend.

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